================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       Vitesse Semiconductor Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                       VITESSE SEMICONDUCTOR CORPORATION

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON JANUARY 28, 1997

TO THE SHAREHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Vitesse Semiconductor Corporation, a Delaware corporation (the "Company"), will be held on TUESDAY, JANUARY 28, 1997, AT 10:30 A.M., local time, at The Radisson Hotel, 30100 Agoura Road, Agoura Hills, California 91301 for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors are duly elected and qualified.

    2. To approve a proposal to amend the Company's Restated Certificate of Incorporation to authorize an increase in the authorized shares of Common Stock, par value $.01 per share, of the Company from 25,000,000 to 50,000,000 shares.

    3. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the 1997 fiscal year.

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only shareholders of record at the close of business on NOVEMBER 29, 1996 are entitled to notice of and to vote at the meeting.

  All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-paid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          THE BOARD OF DIRECTORS

Camarillo, California
December 13, 1996

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                       VITESSE SEMICONDUCTOR CORPORATION
                                741 CALLE PLANO
                          CAMARILLO, CALIFORNIA 93012

                               ----------------

                           PROXY STATEMENT FOR 1997

                        ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

  The enclosed proxy is solicited on behalf of Vitesse Semiconductor Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held on TUESDAY, JANUARY 28, 1997, AT 10:30 A.M., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Radisson Hotel, 30100 Agoura Road, Agoura Hills, California 91301. The Companys principal executive office is located at 741 Calle Plano, Camarillo, California 93012. The Companys telephone number at that address is (805) 388-3700.

  These proxy solicitation materials were mailed on or about December 10, 1996, to all shareholders entitled to vote at the meeting. A copy of the Companys 1996 Annual Report to Shareholders accompanies this Proxy Statement.

                INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE

  Shareholders of record at the close of business on NOVEMBER 29, 1996 (the "Record Date") are entitled to notice of the meeting and to vote at the meeting. As of the Record Date, 22,901,406 shares of the Company's Common Stock were issued and outstanding. There are no shares of Preferred Stock outstanding.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

  Each shareholder is entitled to one vote for each share of Common Stock on all matters presented at the meeting.

  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. In general, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to shareholders. Delaware law also provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not treat abstentions as votes in favor of approving any matter submitted to shareholders for a vote. Any proxy that is returned using the form of proxy enclosed and that is not marked as to a particular item will be voted for the election of directors, for the proposal to amend the Restated Certificate of Incorporation to increase the authorized shares of Common Stock, for ratification of the appointment of the designated independent auditors and, as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

  The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Corporate Investor Communications, Inc. ("CIC") to aid in the solicitation of proxies from bankers, bank nominees and other institutional owners (and beneficial owners of shares held by brokerage firms). The Company estimates that it will pay CIC a fee not to exceed $4,000 for its services and will reimburse CIC for certain out-of-pocket expenses. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, letter or facsimile.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

  The Company anticipates that the next Annual Meeting of Shareholders will be held in January or February 1998. Therefore, proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 1998 Annual Meeting of Shareholders must be received by the Company no later than August 15, 1997, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

PRINCIPAL SHARE OWNERSHIP

  The following table sets forth the beneficial ownership of the Company's Common Stock as of October 31, 1996, by each director, by all directors and officers of the Company as a group, and by all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock:

        NAME                                  NUMBER OF SHARES PERCENT OF TOTAL
        ----                                  ---------------- ----------------
     Nicholas-Applegate Capital Management,
      Inc. ..................................    1,407,241           7.24%
     Louis R. Tomasetta(/1/).................      329,352           1.69%
     John C. Lewis(/2/)......................      149,977              *
     Thurman J. Rodgers(/3/).................      149,866              *
     Pierre R. Lamond(/4/)...................      111,484              *
     Neil Rappaport(/5/).....................       74,952              *
     James A. Cole(/6/)......................       58,817              *
     Eugene Hovanec(/7/).....................       53,031              *
     Michael Millhollan(/8/).................       27,790              *
     Robert Nunn(/9/)........................       11,410              *
     All executive officers and directors as
      a group (15 persons)(/10/).............    1,315,746           6.77%

--------
 *  Less than 1%
(1) Includes options to purchase 171,551 shares of Common Stock exercisable within 60 days of October 31, 1996. Also includes an aggregate of 51,500 shares held by Dr. Tomasetta as custodian for each of James L., Kathleen A., and Susan A. Tomasetta, pursuant to the Transfers to Minors Act and as to which Dr. Tomasetta has voting and investment power.
(2) Includes options to purchase 22,200 shares of Common Stock exercisable within 60 days of October 31, 1996. Also includes 111,111 shares held by Amdahl Corporation, of which Mr. Lewis disclaims beneficial ownership. Mr. Lewis is the Chairman of the Board of Directors and Chief Executive Officer of Amdahl Corporation and may be deemed to share voting and investment power with respect to such shares.
(3) Includes options to purchase 66,532 shares of Common Stock exercisable within 60 days of October 31, 1996. Also includes 83,334 shares held by Cypress Semiconductor Corporation, of which Mr. Rodgers disclaims beneficial ownership. Mr. Rodgers is the President and Chief Executive Officer of Cypress Semiconductor Corporation and may be deemed to share voting and investment power with respect to such shares.

(4) Includes options to purchase 29,100 shares of Common Stock exercisable within 60 days of October 31, 1996.
(5) Includes options to purchase 32,795 shares of Common Stock exercisable within 60 days of October 31, 1996.
(6) Includes options to purchase 49,866 shares of Common Stock exercisable within 60 days of October 31, 1996.
(7) Includes options to purchase 45,000 shares of Common Stock exercisable within 60 days of October 31, 1996.
(8) Includes options to purchase 25,928 shares of Common Stock exercisable within 60 days of October 31, 1996.
(9) Includes options to purchase 6,300 shares of Common Stock exercisable within 60 days of October 31, 1996.
(10) Includes options to purchase 693,119 shares of Common Stock exercisable within 60 days of October 31, 1996.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and the holders of 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Based on the Company's review of copies of such reports received by it, or written representations from reporting persons, the Company believes that during the period from October 1, 1995 to September 30, 1996, its officers and directors filed all required reports on a timely basis except that Ira Deyhimy, Vice President, Product Development, failed to file a Form 4 report of an exempt transaction. The Company believes that this failure to file a report on a timely basis was inadvertent and has implemented routine procedures designed to periodically remind its officers and directors of the filing requirements.

                                 PROPOSAL ONE:

                             ELECTION OF DIRECTORS

NOMINEES

  A board of five (5) directors is to be elected at the Annual Meeting of Shareholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Shareholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

                             DIRECTOR
  NAME                 AGE    SINCE                    PRINCIPAL OCCUPATION
  ----                 ---   --------                  --------------------
Pierre R. Lamond       66     1987      General Partner of Sequoia Capital and
                                        Chairman of the Board of Directors of the Company

James A. Cole          54     1987      General Partner of Spectra Enterprise Associates and
                                        a Partner of New Enterprise Associates

John C. Lewis          61     1990      Chairman of the Board of Directors of Amdahl Corporation

Thurman  J. Rodgers    48     1987      President and Chief Executive Officer of Cypress
                                        Semiconductor Corporation

Louis R. Tomasetta     47     1987      President, Chief Executive Officer and Director of the Company

  PIERRE R. LAMOND has been the Chairman of the Board of Directors since the Company's inception in February 1987. Since December 1981, he has been a General Partner of Sequoia Capital, a venture capital firm. Sequoia has financed companies such as Cypress Semiconductor Corporation, Cisco Systems, Inc., and C-Cube Microsystems, Inc. Mr. Lamond was founder and Vice President of National Semiconductor Corporation. He is also a Director of Cypress Semiconductor Corporation and CKS Group.

  JAMES A. COLE has served as a Director of the Company since February 1987. Since October 1986, he has served as a General Partner of Spectra Enterprise Associates and as a Partner of New Enterprise Associates. He was a founder and Executive Vice President of Amplica, Inc., a GaAs microwave IC and sub-system company. Mr. Cole also serves as a Director of Giga-Tronics, Inc. and Spectrian Corporation.

  JOHN C. LEWIS became a Director of the Company in January 1990. He is currently Chairman of the Board of Directors and Chief Executive Officer of Amdahl Corporation, a manufacturer of large general purpose computer storage systems and software products where he has been since 1977. Before joining Amdahl in 1977, he was President of Xerox Business Systems. Mr. Lewis also serves as a Director of Cypress Semiconductor Corporation and Pinnacle Systems.

  THURMAN J. RODGERS has served as a Director of the Company since September 1987. He is the co-founder and since 1982 has been President and Chief Executive Officer of Cypress Semiconductor Corporation. Prior to forming Cypress Semiconductor, Dr. Rodgers managed the design, technical development, and engineering for the static RAM business of AMD Corporation. He also serves as a Director of C-Cube Microsystems, Inc.

  LOUIS R. TOMASETTA, a co-founder of the Company, has been President, Chief Executive Officer and a Director since the Company's inception in February 1987. From 1984 to 1987, Dr. Tomasetta served as President of the integrated circuits division of Vitesse Electronics Corporation. Prior to that, Dr. Tomasetta was the director of the Advanced Technology Implementation department at Rockwell International Corporation. Dr. Tomasetta has over 20 years experience in the management and development of GaAs based businesses, products, and technology. He received a B.S., M.S., and Ph.D. in electrical engineering from the Massachusetts Institute of Technology.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors of the Company held a total of six (6) meetings during the fiscal year ended September 30, 1996.

  The Compensation Committee, which currently consists of James A. Cole, Pierre R. Lamond and Thurman J. Rodgers, reviews and approves officers' salaries and employee compensation programs. During fiscal year 1996, the Compensation Committee met at the same times as the Board of Directors met as a whole.

  The Audit Committee, which currently consists of James A. Cole, Pierre R. Lamond and John C. Lewis, met four (4) times during fiscal year 1996. The purpose of the Audit Committee is to recommend engagement of the Company's independent auditors and approve the services performed by such auditors. In addition, the committee reviews and evaluates the Company's accounting principles and its system of internal accounting controls.

  The Board of Directors currently has no nominating committee or committee performing a similar function.

  Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during fiscal year 1996 and (ii) the total number of meetings held by all committees of the Board of Directors during fiscal year 1996 on which such person served.

COMPENSATION OF DIRECTORS

  On September 14, 1995 the Board approved a cash compensation plan for non-employee directors' attendance at Board meetings. Non-employee directors receive $2,000 for meetings attended in person and $1,000 for participation in Board meetings via telephone. They may also be reimbursed for certain expenses in connection with attendance at Board and committee meetings.

  Each of the directors has been granted options to purchase Common Stock under the Company's 1987 and/or 1989 Stock Option Plans. Non-employee directors also participate in the 1991 Director Stock Option Plan (the "Directors' Plan") The Directors' Plan provides that each non-employee director automatically will be granted a nonstatutory option to purchase 10,000 shares (except in the case of the Chairman of the Board who shall receive an option to purchase 15,000 shares) of Common Stock upon first becoming a director. In addition, under the Directors' Plan each director serving on January 1, 1992 was automatically granted a nonstatutory option to purchase 10,000 shares of Common Stock (except in the case of the Chairman of the Board who received an option to purchase 15,000 shares) of Common Stock. The options granted to the non-employee directors are for a ten-year term and vest at the rate of two percent of the shares subject to the option at the end of each month following the date of grant. The exercise price of the options may not be less than 100% of the fair market value of the Common Stock as determined by the closing price as quoted on the Nasdaq National Market on the last business day prior to the date of grant of the option. Options granted under the Directors' Plan may be exercised only while the optionee is serving as a director on the Board, within six months after termination by death or disability, or within three months after termination as a director. During fiscal 1996, Mr. Lamond was granted an option to acquire 15,000 shares of Common Stock at an exercise price of $11.25 under the Directors' Plan. During fiscal 1996, Messrs. Cole, Lewis and Rodgers each were granted an option to acquire 10,000 shares of common stock at an exercise price of $11.25 under the Directors' Plan.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

  With respect to the election of directors, the five candidates receiving the highest number of "for" votes shall be elected to the Company's Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors, and, pursuant to Delaware law, a broker non-vote will not be treated as voting in person or by proxy on the proposal.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH
HEREIN.

                      COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF CASH AND OTHER COMPENSATION

  The following table sets forth certain summary information regarding compensation paid, with respect to the three most recent fiscal years, to the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of fiscal year 1996.

                          SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                            COMPENSATION
                                                                                               AWARDS
                                                       ANNUAL COMPENSATION                  ------------
                                             ----------------------------------------------  SECURITIES
                                                                         OTHER ANNUAL       UNDERLYING
NAME AND PRINCIPAL POSITION             YEAR SALARY ($) BONUS ($)     COMPENSATION ($)(/3/) OPTIONS (#)
---------------------------             ---- ---------- ---------     --------------------- ------------
Louis R. Tomasetta.................     1996  160,000      2,168(/1/)        36,923(/4/)       50,000
President & Chief Executive Officer     1995  161,385         --                 --           100,000
                                        1994  151,346         --                 --            50,500

Eugene F. Hovanec..................     1996  150,000      2,019(/1/)            --            30,000
Vice President, Finance &               1995  150,000         --                 --            40,000
 Chief Financial Officer                1994  112,500         --                 --           100,500

Robert R. Nunn.....................     1996  140,000      1,897(/1/)            --            25,000
Vice President & General Mgr.,          1995  141,212         --                 --            60,000
 Telecommunications                     1994  107,308         --                 --            25,500

Michael S. Millhollan..............     1996  140,000      1,885(/1/)            --            25,000
Vice President & General Mgr.,          1995  140,000         --                 --            60,000
 Data Communications                    1994  115,698         --                 --            25,500

Neil J. Rappaport..................     1996  125,000    115,235(/2/)         9,985(/4/)       30,000
Vice President, Sales                   1995  130,923     72,112(/2/)            --            40,000
                                        1994  121,281     70,849(/2/)            --            30,500

--------
(1) Represents amounts paid under the Company's bonus plan.

(2) Represents bonuses paid to Mr. Rappaport pursuant to the Company's sales commission plan.

(3) Excludes certain expenses which, for any executive officer, did not exceed the lesser of $50,000 or 10% of the compensation reported in the above table, and which, for all executive officers as a group, did not exceed the lesser of $50,000 times the number of executive officers or 10% of all executive officers' annual salaries and bonuses reported in the above table.

(4) Represents payment of accrued vacation to Mr. Rappaport and Mr. Tomasetta.

  The following tables set forth, as to the executive officers, certain information relating to options for the purchase of Common Stock granted and exercised during fiscal year 1996 and held at the end of fiscal year 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                    POTENTIAL REALIZABLE VALUE
                                                                      ASSUMED ANNUAL RATE OF
                                                                     STOCK PRICE APPRECIATION
                         INDIVIDUAL GRANTS                                FOR OPTION TERM
------------------------------------------------------------------- ---------------------------
                                     % OF TOTAL
                                      OPTIONS
                                     GRANTED TO EXERCISE
                                     EMPLOYEES  OR BASE
                           OPTIONS   IN FISCAL   PRICE   EXPIRATION
      NAME               GRANTED (#)    YEAR     ($/SH)     DATE       5% ($)        10% ($)
      ----               ----------- ---------- -------- ---------- ------------- -------------
Louis R. Tomasetta......   50,000       4.36%    11.25    01/23/06     353,753       896,480

Eugene F. Hovanec.......   30,000       2.62%    11.25    01/23/06     212,252       537,888

Robert R. Nunn..........   25,000       2.18%    11.25    01/23/06     176,877       448,240

Michael S. Millhollan...   25,000       2.18%    11.25    01/23/06     176,877       448,240

Neil J. Rappaport.......   30,000       2.62%    11.25    01/23/06     212,252       537,888

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FY-END OPTION VALUES

                                                           NUMBER OF           VALUE OF UNEXERCISED
                                                          UNEXERCISED              IN-THE-MONEY
                            SHARES                     OPTIONS AT FY-END         OPTIONS AT FY-END
                         ACQUIRED ON     VALUE     ------------------------- -------------------------
      NAME               EXERCISE (#) REALIZED ($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
      ----               ------------ ------------ ----------- ------------- ----------- -------------
Louis R. Tomasetta......    85,500     2,440,918     174,885      172,500    $6,006,847   $5,551,675

Eugene F. Hovanec.......    35,000       978,305      20,000      115,000       693,435    3,757,170

Robert R. Nunn..........    31,288       758,780          50       93,750         1,725    3,035,130

Michael S. Millhollan...    44,608     1,385,874      19,678       90,000       675,606    2,903,880

Neil J. Rappaport.......    75,900     2,001,153      25,295       83,750       887,405    2,658,420

CERTAIN TRANSACTIONS

  In August 1994, the Company approved a loan of $100,000 to Mr. Michael Millhollan, Vice President & General Manager, Data Communications. Mr. Millhollan paid the loan in full in fiscal 1996. The loan bore interest equal to the prime rate in effect at the end of the quarter (not to exceed 10%) and was secured by a second deed of trust.

  The Company believes that the transaction set forth above was made on terms no less favorable to the Company than could have been obtained with unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal shareholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  No member of the Compensation Committee was or is an officer or employee of the Company. Pierre R. Lamond, Chairman of the Board of the Company, is Chairman of the Board of Directors and a member of the Compensation Committee of the Board of Directors of Cypress Semiconductor Corporation ("Cypress"). Neither the Company nor Cypress treats Chairman of the Board as an officer of the corporation for compensation purposes. Mr. Lamond is a general partner of a venture capital firm that invested in the Company prior to its initial public offering in 1991.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

  The Compensation Committee of the Board of Directors reviews and approves salaries, bonuses and other benefits payable to the Company's executive officers and administers the Company's employee stock option plans. The Compensation Committee is composed of three non-employee directors.

COMPENSATION GOALS

  The goals of the Compensation Committee in establishing compensation for executive officers are to align executive compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Company's compensation program for executive officers is based on the same four principles applicable to compensation decisions for all employees of the Company:

  . The Company pays competitively. The Company is committed to providing a compensation program, including competitive base salaries and, where appropriate, relocation benefits, to attract and retain the best people in the industry. To ensure that pay is competitive, the Company reviews the compensation practices of other leading companies in the industry.

  . The Company pays for relative sustained performance. Executive officers are rewarded based upon corporate performance, departmental performance, and individual performance. Corporate performance and departmental performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as revenues, operating profit, performance relative to goals, and timely new product introductions. Individual performance is evaluated by measuring organizational progress against set objectives.

  . The Company strives for fairness in the administration of compensation. The Company strives to achieve a balance with respect to compensation paid to the executives within the Company and in comparable companies. The Company believes that the contributions of each member of the executive staff are vital to the success of the Company.

  . The Company believes that employees should understand the performance evaluation and compensation administration process. At the beginning of the performance cycle, key quarterly and annual objectives are set for each officer. The chief executive officer gives ongoing feedback on performance to each officer. At the end of the performance cycle, the Compensation Committee evaluates the accomplishments of the key objectives in making its decisions on merit increases and stock option grants.

COMPENSATION COMPONENTS

  The Company's compensation program, which consists of cash- and equity-based compensation, allows the Company to attract and retain highly skilled officers, provide useful products and services to customers, enhance shareholder value, motivate technological innovation, and reward executive officers and other employees. The components are:

 Cash-Based Compensation:

  Salary. The Committee sets base salary for officers by reviewing the compensation levels for competitive positions in the market.

  Bonus. The Company's 1996 bonus plan provided for bonuses to be paid to eligible executive officers as a percentage of their base salary and on the basis of the achievement of certain corporate financial goals. The bonuses actually earned by each individual for fiscal 1996 are to be paid in fiscal 1997.

  The Vice President of Sales is eligible for participation in the Company's sales commission plan which covers substantially all of the Company's sales personnel. Under this plan, participants receive commissions based on achieving certain bookings and billings targets.

 Equity-Based Compensation:

  Stock options provide additional incentives to officers to work to maximize shareholder value. The options vest over a defined period to encourage officers to continue their employment with the Company. In line with its compensation philosophy, the Company grants stock options to all employees, commensurate with their potential contributions to the Company.

CEO COMPENSATION

  Louis R. Tomasetta has been President and Chief Executive Officer of the Company since its incorporation in 1987. In determining Mr. Tomasetta's compensation, the Committee evaluates corporate performance, individual performance, compensation paid to other executive officers of the Company, and compensation paid to chief executive officers of comparable companies. Through his equity ownership in the Company, consisting of 141,967 shares of Common Stock and options to purchase 347,385 shares of Common Stock, Mr. Tomasetta shares with the other shareholders of the Company a significant stake in the success of the Companys business. For fiscal year 1996, Mr. Tomasetta's salary was $160,000. His total compensation consists of base salary, bonus and employee stock options.

                                          COMPENSATION COMMITTEE OF
                                           THE BOARD OF DIRECTORS
                                          Pierre R. Lamond
                                          James A. Cole
                                          Thurman J. Rodgers

COMPANY STOCK PRICE PERFORMANCE

  The stock price performance graph depicted below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934. The stock price performance on the graph is not necessarily an indicator of future price performance.

  The graph shows a comparison of cumulative total return for the Company's stock, the NASDAQ Stock Market-U.S. Index, and the NASDAQ Electronic Components Index. The two NASDAQ indices were prepared for NASDAQ by the Center for Research Studies in Securities Prices at the University of Chicago.


               COMPARISON OF 57 MONTH CUMULATIVE TOTAL RETURN*

    AMONG VITESSE SEMICONDUCTOR CORPORATION, THE NASDAQ STOCK MARKET-US
              INDEX AND THE NASDAQ ELECTRONIC COMPONENTS INDEX

                                    VITESSE                      NASDAQ
MEASUREMENT PERIOD                  SEMICONDUCTOR  NASDAQ STOCK  ELECTRONIC
(FISCAL YEAR COVERED)               CORP.          MARKET-US     COMPONENTS
---------------------               -------------  ------------  ----------
Measurement Pt- December 11, 1991   $100           $100          $100
FYE   September 1992                $ 46           $110          $137
FYE   September 1993                $ 41           $145          $264
FYE   September 1994                $ 51           $146          $257
FYE   September 1995                $139           $201          $513
FYE   September 1996                $377           $239          $610


* $100 invested on December 11, 1991 in stock or index, including reinvestment of dividends. Fiscal year ended September 30.

                                 PROPOSAL TWO:

          PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION

  The Company's Certificate of Incorporation, as currently in effect (the "Certificate"), provides that the Company is authorized to issue two classes of stock consisting of 25,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. In October 1996, the Board of Directors authorized an amendment to the Certificate to increase the authorized number of shares of Common Stock to 50,000,000 shares (the "Amendment"). The shareholders are being asked to approve the Amendment at the Annual Meeting.

  As of the Record Date, 22,901,406 shares of Common Stock were issued and outstanding and 2,008,892 shares were reserved for issuance upon the exercise of outstanding options under the Company's stock option plans. In addition, an aggregate of 1,282,255 shares of Common Stock, which were reserved for issuance pursuant to outstanding options, were de-reserved in November 1996. The shares were de-reserved to enable the Company to authorize and reserve a sufficient number of shares of Common Stock to complete a public offering which occurred in November 1996. In the event the shareholders approve this Proposal Two to increase the Company's authorized shares of Common Stock, the Company will re-reserve 1,282,255 shares of Common Stock for issuance upon exercise of these options.

  If the Amendment is approved, the Board of Directors will have the authority to issue 27,098,594 (as of the Record Date) shares of Common Stock without further shareholder approval. The Board of Directors of the Company believes that the increase in the number of authorized shares of Common Stock is in the best interests of the Company and its shareholders. The principal purpose of the Amendment to increase the authorized number of shares of Common Stock, in addition to enabling the Company to reserve the aforementioned 1,282,255 shares for the issuance of outstanding stock options, is to provide sufficient shares for such corporate purposes as may be determined by the Board of Directors to be necessary or desirable, which may include, without limitation, facilitating broader ownership of the Company's Common Stock by effecting a stock split or issuing a stock dividend, raising capital or acquiring property, technologies or companies through merger or the sale of stock, or attracting or retaining valuable employees by the issuance of stock options.

  Under Delaware law, the Board of Directors generally may issue authorized but unissued shares of Common Stock without shareholder approval. The Board of Directors does not currently intend to seek shareholder approval prior to any future issuance of additional shares of Common Stock, unless shareholder action is required in a specific case by applicable law, the rules of any exchange or market on which the Company's securities may then be listed, or the certificate of incorporation or by-laws of the Company then in effect. Frequently, opportunities arise that require prompt action, and the Company believes that the delay necessitated for shareholder approval of a specific issuance could be to the detriment of the Company and its shareholders.

  The additional shares of Common Stock authorized pursuant to the Amendment will have all the rights and privileges which the presently outstanding shares of Common Stock possess. The increase in authorized shares would not immediately affect the terms or rights of holders of existing shares of Common Stock. All outstanding shares would continue to have one vote per share on all matters to be voted on by the shareholders, including the election of directors. However, to the extent that the additional authorized shares are issued in the future, except in the case of a stock-split or stock dividend, such issuances will decrease existing shareholders percentage equity ownership and could have the effect of diluting the earnings per share and book value per share of outstanding stock ownership. The holders of Common Stock have no pre-emptive rights.

  The authorized but unissued shares of Common Stock could be used to make a change in control of the Company more difficult. For example, such shares could be sold to purchasers who might side with the Board of Directors in opposing a takeover bid that the Board determines not to be in the best interests of the Company and its shareholders. Such a sale could have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Company's Common Stock, to acquire control of the Company, since the issuance of new shares could be used to dilute the stock ownership of such person or entity. The Company is not aware, however, of any pending or threatened efforts to obtain control of the Company.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

  Approval of the Amendment to increase the number of authorized shares of Common Stock will require the affirmative vote of at least a majority of all outstanding shares of the Company's Common Stock as of the Record Date.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS AMENDMENT.

                                PROPOSAL THREE:

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  Upon the recommendation of the Audit Committee, the Board of Directors has selected KPMG Peat Marwick LLP, independent auditors, to audit the financial statements of the Company for the 1997 fiscal year. KPMG Peat Marwick LLP (or its predecessor firm) has audited the Company's financial statements since the Company's inception. A representative of KPMG Peat Marwick LLP is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors has conditioned its appointment of the Company's independent auditors upon the receipt of the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. In the event that the shareholders do not approve the selection of KPMG Peat Marwick LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Company may recommend.

                                       THE BOARD OF DIRECTORS

Camarillo, California
December 10, 1995